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                 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 9, 1999



                            STEWART ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

             LOUISIANA                0-19508                72-0693290
   (State or other jurisdiction     (Commission           (I.R.S. Employer
         of incorporation)         File Number)          Identification No.)



                         110 VETERANS MEMORIAL BOULEVARD
                           METAIRIE, LOUISIANA  70005
               (Address of principal executive offices) (Zip Code)



                                 (504) 837-5880
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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

ITEM 5.  OTHER EVENTS

     On March 9, 1999 the Company issued the following press release.




CONTACT:      Kenneth C. Budde
              Stewart Enterprises, Inc.
              110 Veterans Memorial Boulevard
              Metairie, Louisiana 70005
              504/837-5880

                                                       FOR IMMEDIATE RELEASE

STEWART ENTERPRISES REPORTS FIRST QUARTER FISCAL YEAR 1999 RESULTS -- EARNINGS PER SHARE INCREASE 23 PERCENT, REVENUES INCREASE 23 PERCENT


Metairie,  Louisiana, March 9, 1999. . . Stewart Enterprises,  Inc.  (Nasdaq

NMS: STEI) today  announced  that  revenues for the first quarter of 1999 as compared to the first quarter of 1998 increased 23 percent to $182.9 million from $149.3 million, net earnings increased 21 percent to $26.5 million from

$21.9 million, and diluted earnings  per  share increased 23 percent to $.27

from  $.22.   All  share and per-share information  reflects  the  Company's two-for-one stock split effective April 24, 1998.



Joseph P. Henican, III,  Chief Executive Officer, commented, "We are pleased to report another solid quarter, with significant increases in revenues, net

earnings  and earnings per  share.   We  believe  that  we  are,  first  and

foremost, owners  and operators of funeral homes and cemeteries.  We believe that our strong performance,  quarter  after quarter and year after year, is the  result of our tradition of serving families  one  at  a  time  and  our commitment to the principles of quality, service and value."



Mr. Henican added, "The strong results we achieved in the first quarter were due, to  a  great  extent,  to our fundamental principles of disciplined and balanced growth, which combine  our  strong  acquisition  program  with  our innovative  internal  growth  strategies.  Because of our commitment to this balanced and disciplined growth  strategy,  we  expect both acquisitions and our  internal  growth  initiatives  to  remain vital parts  of  our  overall business growth in the future."



Mr. Henican went on to state, "In order to  continue to grow our company, in

January 1999 we returned to the financial markets  with a public offering of

Class A Common Stock.  The offering was oversubscribed  and the underwriters

exercised  their  overallotment  option.   We issued a total  of  13,627,500

shares generating approximately $219 million  in  net proceeds which will be used to fund our continuing acquisition program and  for  general  corporate purposes."



William E. Rowe, President and Chief Operating Officer, commented, "We  have continued to achieve strong financial results by maintaining the disciplined and  balanced  operation  of  our businesses.  During the quarter, our gross margin  increased 130 basis points,  to  32.2%,  and  our  operating  margin increased  190  basis  points, to 30.1%, from 30.9% and 28.2%, respectively,

reported for the comparable  period  in 1998.  We attribute these results to the  ongoing  improvements  in our core businesses  and  contributions  from recent acquisitions."



Mr. Rowe continued, "Thus far  in  fiscal  year  1999,  we  have acquired or committed  to  acquire  92  businesses  for an aggregate purchase  price  of approximately  $150  million.  These businesses  are  expected  to  generate annualized revenues of  approximately  $67  million  and  serve  over 20,000

families  worldwide.   During  the  last  45  days,  we renegotiated several

pending acquisitions to better reflect current pricing and market conditions resulting in purchase price reductions.  Further, we terminated negotiations with  respect  to  one  large transaction and added a number  of  additional commitments at lower pricing."



"We maintain our opportunistic  approach  to  acquisitions,  but  our  focus continues  to be domestic acquisitions, principally in the West and Midwest.

Our current  year  domestic  acquisitions and commitments include businesses which will serve approximately 14,000 families on an annual basis, including our  commitment to acquire the  largest  independent  funeral  firm  in  the

Midwest as well as one of the largest independent cemeteries in the Midwest,

which together serve approximately 9,000 families.  Internationally, we have expanded our presence in Europe with current year acquisitions and commitments to acquire 34 properties, bringing the total families served annually in European markets to over 23,000."



Founded  in  1910,  Stewart  Enterprises  is  the  third largest provider of products and services in the death care industry in North America, currently owning and operating 593 funeral homes and 143 cemeteries  in North America,

South America, Europe and the Pacific Rim.


_______________________________________________________________________________

Statements made herein that are not historical facts are forward-looking statements. The Company's actual results could differ materially due to several important factors including the following: the Company's ability to sustain recent levels of acquisition activity and enter new markets; the economy, death rate and competition in the Company's markets; financial market conditions, including stock and bond prices and interest rates; the Company's ability to achieve economies of scale and manage growth; and the performance of acquired businesses. Such factors, and others, are more fully described in
Item 7 of the Company's Form 10-K for the fiscal year ended October 31, 1998. The Company assumes no obligation to update information contained herein.
_______________________________________________________________________________


                                    ###

                STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF EARNINGS
             (Dollars in thousands, except per share amounts)

                                                           Three Months Ended January 31,
                                                           ______________________________
                                                                  1999            1998
                                                           _____________      ___________
Revenues:
   Funeral                                                 $     111,483      $   86,918
   Cemetery                                                       71,438          62,391
                                                           _____________      ___________
      Total revenues                                             182,921         149,309
                                                           _____________      ___________
Costs and expenses:
   Funeral                                                        73,258          58,861
   Cemetery                                                       50,673          44,331
                                                           _____________      ___________
      Total costs and expenses                                   123,931         103,192
                                                           _____________      ___________
   Gross profit                                                   58,990          46,117
Corporate general and administrative expenses                      4,015           4,024
                                                           _____________      ___________
   Operating earnings                                             54,975          42,093
Interest expense                                                 (14,400)         (9,946)
Investment and other income                                        1,184           1,358
                                                           _____________      ___________
   Earnings before income taxes                                   41,759          33,505
Income taxes                                                      15,242          11,559
                                                           _____________      ___________
   Net earnings                                            $      26,517      $   21,946
                                                           =============      ===========

Earnings per share:
   Basic                                                   $        0.27      $     0.23 (a)
                                                           =============      ===========
   Diluted                                                 $        0.27      $     0.22 (a)
                                                           =============      ===========
Weighted average shares outstanding (in thousands):
   Basic                                                          98,045          97,401 (a)
                                                           =============      ===========
   Diluted                                                        98,721          98,134 (a)
                                                           =============      ===========
Dividends per share                                        $        0.02      $     0.01 (a)
                                                           =============      ===========


(a) Restated to reflect the Company's two-for-one stock split effective April 24, 1998.

                                 SIGNATURE




    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   STEWART ENTERPRISES, INC.




March 9, 1999                     /s/  KENNETH C. BUDDE
                                  -------------------------
                                   Kenneth C. Budde
                                   Executive Vice President
                                   Chief Financial Officer